Exhibit 10.1

COLLABORATION AND LICENSE AGREEMENT

This Agreement is entered into as of September 27, 2004 among:

•	SEATTLE GENETICS, INC., a Delaware corporation, having its principal place of business at 21823 30th Drive S.E., Bothell, Washington 98021 (hereinafter referred to as “Licensor”); and

•	BAYER PHARMACEUTICALS CORPORATION, a Delaware corporation, having its principal place of business at 400 Morgan Lane, West Haven, Connecticut, 06516-4175 (hereinafter referred to as “Licensee”).

WITNESSETH

WHEREAS, Licensor owns or Controls (as defined below) intellectual property rights relating to certain technology useful for linking certain proprietary [***] to other molecules, such as antibodies capable of directing such [***] to specific tissues and/or cells;

WHEREAS, Licensee owns or Controls (as defined below) intellectual property rights relating to antibodies to the Designated Antigen (as defined below), and is currently conducting research and development programs to incorporate such antibodies into pharmaceutical compounds that may have activity in certain disease-related pathways, and to develop antibodies that bind to the Designated Antigen;

WHEREAS, Licensor and Licensee’s Affiliate (as defined below), [***] (the “Research Collaboration Agreement”), whereby Licensor and Licensee’s Affiliate agreed to produce, purify and test certain antibodies conjugated to one or more [***];

WHEREAS, Licensee now wishes to acquire from Licensor an exclusive worldwide license under Licensor’s patent rights and know-how related to Licensor’s proprietary [***] for use in conjunction with Licensee’s development, commercialization, manufacture, marketing and sale of Licensee’s antibodies that bind to the Designated Antigen; and

WHEREAS, Licensor wishes to grant to Licensee an exclusive worldwide license to Licensor’s [***] for use in conjunction with Licensee’s development, commercialization, manufacture, marketing and sale of Licensed Products (as defined below);

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein, the Parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1 - DEFINITIONS AND INTERPRETATION

1.1 Definitions: For the purposes of this Agreement the following words and phrases shall have the following meanings:

“ADC” or “Antibody-Drug Conjugate” means an Antibody [***] or [***] and that contains, uses or is made using Drug Conjugation Technology.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

“ADC Access Fee” has the meaning set forth in Section 6.1.1.

“ADC Data” has the meaning set forth in Section 2.6.

“Affiliate” of a Party means any corporation or other business entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with a specified party. For such purposes (and for purposes of Article 16 hereof), “control,” “controlled by” and “under common control with” shall mean the possession of the power to direct or cause the direction of the management and policies of a specified party, whether through the ownership of voting equity, voting member or partnership interests, control of a majority of the board of directors or other similar body, by contract or otherwise. In the case of a corporation, the direct or indirect ownership of more than [***] of its outstanding voting shares or the ability otherwise to elect a majority of the board of directors or other managing authority of the entity shall in any event be presumptively deemed to confer control, it being understood that the direct or indirect ownership of a lesser percentage of such shares shall not necessarily preclude the existence of control.

“Agreement” means this agreement, all amendments and supplements to this Agreement and all schedules to this Agreement, including the following:

Schedule A -	Research Plan.

Schedule B -	Licensor Patents.

Schedule C -	Licensor In-Licenses.

Schedule D -	Sample Royalty Reduction Calculation.

“Antibody” or “Antibodies” means any antibody, or [***], that binds to an Antigen.

“Antigen” means any [***].

“Applicable Laws” means all applicable laws, rules, and regulations, including, without limitation, any rules, regulations, guidelines or other requirements of the Regulatory Authorities, that may be in effect from time to time in any portion of the Territory.

“ASU Acknowledgement” shall mean [***] to the [***].

“BLA” means a Biologics License Application, as defined in the FD&C Act and the regulations promulgated thereunder from time to time, and any corresponding foreign application, registration or certification, approval or grant of which by the relevant Regulatory Authorities is necessary or reasonably useful to market a Licensed Product in any portion of the Territory, but not including pricing and reimbursement approvals.

“BMS Consent” shall mean the consent of BMS to the sublicense of rights under Section 4.2(a) of the BMS Agreement.

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2.

“[***]” means the Licensor Technology licensed to Licensor under the BMS Agreement (as defined in the definition of “Licensor In-Licenses”).

“Breaching Party” has the meaning set forth in Section 13.3.

“Calendar Quarter” means any of the three-month periods beginning January 1, April 1, July 1 and October 1 in any year.

“Change of Control” has the meaning set forth in Article 16.

“Claims” has the meaning set forth in Section 14.1.1.

“CMC Data” means any and all information contained in, as well as data supporting, the Chemistry, Manufacturing and Control and facilities sections (or sections corresponding thereto) of an application for Regulatory Approval.

“Combination Product” has the meaning set forth in Section 6.4.4.

“Commencement of Clinical Trials” means the date of first visit of the first patient for a subject indication to a physician or equivalent licensed health care practitioner for a clinical trial.

“Commercial Launch” means the first commercial sale of a Licensed Product to a Third Party following Regulatory Approval in a relevant country in the Territory.

“Commercially Reasonable Efforts” means with respect to the development of the Licensed Product, the level of efforts and resources commonly used in the pharmaceutical industry with respect to the development of a product of similar commercial potential at a similar stage in its development or product life, taking into consideration its safety and efficacy, its cost to develop, manufacture and bring to market, the prevalence of the indication, the competitiveness of alternative products, the patent and other proprietary position of such product, the likelihood of regulatory approval and its profitability.

“Confidential Disclosure Agreement” has the meaning set forth in Section 8.1.

“Confidential Information” has the meaning set forth in Section 8.1.

“Control” means possession by a Party of the right, whether by ownership, license, or otherwise, to grant the right to access or use, or to grant a license or a sublicense to, such information or intellectual property right as provided for herein, to the fullest extent authorized by such ownership, license or otherwise.

“Cost of Goods” shall mean, with respect to Drug Conjugation Materials supplied to Licensee, the Fully Burdened Cost of providing such materials.

“Designated Antigen” means the [***], having a GenBank accession number of [***].

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“Development Pipeline Approval” means the internal approvals required by Licensee for a drug candidate to enter Licensee’s product development pipeline, or an equivalent approval by an Affiliate or Sublicensee, which in any event shall occur [***]; provided that Development Pipeline Approval must occur [***].

“Drug Conjugation Materials” means the [***], and [***] and [***] thereof, as well as compounds that are useful in attaching such compounds to [***], in each case to the extent included in or covered by the Licensor Technology. Drug Conjugation Materials shall also include Improvements to Drug Conjugation Materials, to the extent set forth in Section 3.3.1, and any additional [***] compounds that are included in New Technologies and that the Parties agree to include under this Agreement pursuant to Section 3.3.2.

“Drug Conjugation Technology” means chemical compositions and methods that are useful to attach [***] compounds to Antibodies, including without limitation the composition and methods of making and using [***] compounds such as [***] and [***] and [***] thereof, as well as compositions and methods useful for attaching [***] or [***] to [***].

“Effective Date” means the date set forth in the first line of this Agreement.

“Events of Force Majeure” has the meaning set forth in Article 15.

“Exclusive License” has the meaning set forth in Section 3.1.

“Exclusive License Renewal Fee” has the meaning set forth in Section 6.2.

“Existing Third Party Royalties” has the meaning set forth in Section 6.4.1.

“Exploit” means to make, have made, import, use, sell, offer for sale, or otherwise dispose of, a product or process, including, without limitation, to discover, research, develop, register, modify, enhance, improve, manufacture, store, formulate, export, import, optimize, transport, distribute, promote and engage in marketing activities related thereto.

“Exploitation” means the making, having made, importing, use, sale, offering for sale, or other disposition of, a product or process, including, without limitation, all discovery, research, development, registration, modification, enhancement, improvement, manufacturing, storage, formulation, exportation, importation, optimization, transportation, distribution, promotion and marketing activities related thereto.

“FD&C Act” means the United States Food, Drug & Cosmetic Act, as amended.

“FDA” means the United States Food and Drug Administration, and any successor agency thereto.

“Field” means [***].

“First Commercial Sale” means, in each country of the Territory, the first commercial sale of a Licensed Product by Licensee, its Affiliates or Sublicensees to a Third Party following, if required by law, Regulatory Approval and, when Regulatory Approval is not required by law, the first commercial sale in that country, in each case for use or consumption of such Licensed Product in such country by the general public.

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4.

“FTE” shall mean a full-time equivalent year, consisting of a total of [***] of work by one or more employees of Licensor on or directly related to and in support of the Research Plan.

“FTE Fees” has the meaning set forth in Section 6.1.2.

“Fully Burdened Cost” shall mean, as applicable to Licensor’s costs, the sum of the following costs incurred by Licensor to the extent directly allocable to the manufacture and supply of Drug Conjugate Materials or ADCs, as applicable: [***], including without limitation [***]. Fully Burdened Cost shall be calculated in a [***], but shall not include any of the foregoing costs if and to the extent such costs are (1) [***]; or (2) [***].

“GAAP” means United States generally accepted accounting principles applied on a consistent basis.

“Generic Product” means, on a country-by-country basis, an ADC using or incorporating Licensor Technology that binds specifically to the Designated Antigen: (i) the manufacture, use or sale of which is [***]; and (ii) that is [***] in such country in the most recent [***] consecutive [***].

“Good Laboratory Practices” means the then current standards for laboratory activities for pharmaceuticals, as set forth in the FD&C Act and applicable regulations and guidances promulgated thereunder, including without limitation the Code of Federal Regulations, as amended from time to time.

“ICC” has the meaning set forth in Section 19.3.4.

“Improvements” means all patentable or non-patentable inventions, discoveries, modifications, variations, revisions or other know-how Controlled by either party after the Effective Date that (a) utilize, incorporate, derive from, relate to, are made using or are based on the Licensor Technology existing as of the Effective Date and/or during the Term or (b) are otherwise useful in the practice or use of the Drug Conjugation Technology; provided that Improvements shall not include [***] or [***] covered by Section [***].

“IND” means (a) an Investigational New Drug Application filed with the FDA (or its equivalent in any country outside the United States) where a regulatory filing is required or obtained to conduct a clinical trial; or (b) with respect to any country where a regulatory filing is not required or obtained to conduct a clinical trial, the Commencement of Clinical Trials with respect to the first use of a Licensed Product in humans.

“Indemnitee” has the meaning set forth in Section 14.2.

“Indemnitor” has the meaning set forth in Section 14.2.

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“Initiation” means, with respect to a human clinical trial, the dosing of the first patient with a Licensed Product pursuant to the clinical protocol for the specified clinical trial.

“Joint Patents” has the meaning set forth in Section 9.2.3.

“Liabilities” has the meaning set forth in Section 14.1.1.

“Licensed Product” means any and all products containing an ADC comprised of an Antibody that binds specifically to the Designated Antigen and that is attached to a [***] agent included in the Drug Conjugation Materials, the manufacture, use, sale, offer for sale or import of which (a) [***]; or (b) [***].

“Licensee” has the meaning set forth in the preamble to this Agreement.

“Licensee ADC Know-How” means all technical information, processes, formulae, data, inventions, methods, chemical compounds, biological or physical materials, know-how and trade secrets Controlled by Licensee, in each case that are not in the public domain and are developed by Licensee using Licensor Technology, and that are necessary for identifying, developing, making, using or selling [***].

“Licensee ADC Patents” means all patent applications and patents that are Controlled by Licensee claiming inventions made using Licensor Technology, and that claim inventions that are necessary for identifying, developing, making, using or selling [***].

“Licensee Know-How” means all technical information, processes, formulae, data, inventions, methods, chemical compounds, biological or physical materials, know-how and trade secrets that are Controlled by Licensee, in each case that are not in the public domain, that relate to (a) [***] or (b) [***].

“Licensee Patents” means all patent applications and patents Controlled by Licensee that claim (a) [***], or (b) [***].

“Licensor” has the meaning set forth in the preamble to this Agreement.

“Licensor In-Licenses” means the following agreements between Licensor and the indicated Third Parties: (a) [***].

“Licensor Know-How” means any and all technical, scientific and other information, processes, formulae, data, inventions, methods, chemical compounds, biological or physical materials Controlled by Licensor, in each case that are not in the public domain, and that relate to or are useful to practice the Drug Conjugation Technology. Licensor Know-How shall include Improvements Controlled by Licensor but shall exclude [***] unless [***].

“Licensor Patents” means:

(a) any existing patents and patent applications listed in Schedule B to this Agreement, which shall be amended from time to time to reflect any other patents and patent applications;

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(b) any patents and patent applications covering Improvements and, to the extent [***],[***], in each case that are Controlled by Licensor;

(c) any future patents issued from any patent applications referred to above and any future patents issued from any continuation, continuation-in part (to the extent Controlled by Licensor), or divisional of any of the foregoing patent applications or any patent applications from which the foregoing patents issued, in each case to the extent Controlled by Licensor; and

(d) any reissues, reexaminations, confirmations, renewals, registrations, substitutions, extensions, or counterparts of any of the foregoing, in each case to the extent Controlled by Licensor.

“Licensor Technology” means Licensor Patents and the Licensor Know-How, including Improvements and New Technology to the extent agreed pursuant to Section 3.3.2.

“Major Market” means each of the [***].

“NDA” means a New Drug Application, as defined in the FD&C Act, as amended, and the regulations promulgated thereunder from time to time, and any corresponding foreign application, registration or certification, approval or grant of which by the relevant Regulatory Authorities is necessary or reasonably useful to market and sell commercially a Licensed Product in the Territory, but not including pricing and reimbursement approvals.

“Net Sales” means, as to each Calendar Quarter, the gross amount billed by Licensee, its Affiliates or Sublicensees to Third Parties (and not to Affiliates) throughout the Territory for sales of the Licensed Product, [***]: (a) [***], (b) [***], (c) [***], (d) [***], and (e) [***], to the extent stated on the invoice as a separate item. All of the [***] from the gross amount billed of Licensed Products shall be determined in accordance with GAAP. In the event that Licensee, its Affiliates or Sublicensees make any adjustments to [***] after the associated Net Sales have been reported pursuant to this Agreement, the adjustments shall be reported and reconciled with respect to the period in which the adjustment is made and will be reflected in an appropriate adjustment to the payment of any royalties that were or will become due for that period. In addition, Net Sales by Licensee hereunder are subject to the following:

(a) In the case of [***];

(b) In the case of any sale or other disposal of a Licensed Product by Licensee to an Affiliate, [***];

(c) In the event of [***] as to the Licensed Product, Net Sales will be calculated with respect to sales of the Licensed Product by the [***];

(d) If Licensee or its Affiliates or Sublicensees make a sale or other disposal of a Licensed Product to a customer in a [***] or as [***], the Net Sales of that Licensed Product shall be deemed to be [***]; and

(e) [***].

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“[***]” means any and all [***] or other [***], excluding Improvements, that either: (a) are first developed by Licensor after the Effective Date and that are [***] or (b) are in-licensed by Licensor after the Effective Date, and that in each case either (x) [***], or (y) [***]. [***] shall include without limitation [***] or [***] other than those included in the Drug Conjugation Materials as of the Effective Date that Licensor Controls during the Term.

“Notice of Dispute” has the meaning set forth in Section 19.3.1.

“Parties” means Licensee (collectively) and Licensor, and “Party” means either of them.

“Phase II Clinical Trial” means a controlled dose clinical trial required by the FDA, pursuant to regulations, guideline or otherwise, from time to time, prospectively designed to evaluate the efficacy and safety of a candidate drug in the targeted patient population and to define the optimal dosing regimen to permit initiation of Phase III Clinical Trials, including, without limitation, the trials referred to in 21 C.F.R. § 312.21(b), as amended.

“Phase III Clinical Trial” means a controlled, and usually multi-center, clinical trial, involving patients with the disease or condition of interest to obtain sufficient efficacy and safety data to support Regulatory Approval of a candidate drug, including, without limitation, all tests and studies that are required by the FDA from time to time, pursuant to regulations, guidelines or otherwise, for a candidate drug, including, without limitation, the trials referred to in 21 C.F.R. § 312.21(c), as amended.

“Program Inventions” has the meaning set forth in Section 9.1.1.

“Publication” has the meaning set forth in Section 8.5.

“Regulatory Approval” means final regulatory approval (including, where applicable, pricing approval in the event that actual sales do not take place before such approval) required to market a Licensed Product for a disease or condition in accordance with the Applicable Laws and regulations of a given country. In the United States, its territories and possessions, Regulatory Approval means approval of an NDA, BLA or an equivalent by the FDA.

“Regulatory Authority” means any applicable supra-national, federal, national, regional, state, provincial or local regulatory agencies, departments, bureaus, commissions, councils or other government entities, including, without limitation, the FDA, regulating or otherwise exercising authority with respect to the development and commercialization of the Licensed Product in any portion of the Territory.

“Reports” has the meaning set forth in Section 7.1.1.

“Research Collaboration Agreement” has the meaning set forth in the preamble to this Agreement.

“Research Fees” has the meaning set forth in Section 6.1.2.

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“Research Fees Report” has the meaning set forth in Section 6.1.2.

“Research Plan” means the plan for the Research Program to be definitively established by [***]. [***]. A preliminary draft of the Research Plan is attached hereto as Schedule A.

“Research Program” means the research program conducted pursuant to Article 2.

“Research Program Term” means the term of the Research Program set forth in Section 2.2.

“Royalty Term” means, on a Licensed Product-by-Licensed Product and country-by-country basis, the term commencing on the date of the First Commercial Sale until the later to occur of: (a) the fifteenth anniversary of the date of First Commercial Sale of the Licensed Product in such country; or (b) the date on which there are no Valid Patent Claims covering the Licensed Product in such country.

“Second Anniversary Date” has the meaning set forth in Section 6.1.2.

“Sublicensees” means any person or entity that is granted a sublicense under the Licensor Technology by Licensee or its Affiliates in accordance with the terms of this Agreement.

“Supply Fees” has the meaning set forth in Section 6.1.2.

“Term” has the meaning set forth in Section 13.1.

“Territory” means all countries in the world.

“Third Party” means any person or entity other than Licensee, Licensor or an Affiliate of either of them.

“Tier 1 Sales” has the meaning set forth in Section 6.3(a) hereof.

“Tier 2 Sales” has the meaning set forth in Section 6.3(b) hereof.

“Triggering Event” means, if after the Effective Date, (i) a Party becomes aware of (whether by written notice of infringement or otherwise) and in good faith believes that, as a result of the incorporation of Licensor Technology and/or Improvements into the Licensed Products, there exists a substantial risk of infringement involving one or more patents of Third Party(ies) in a country or country(ies), (ii) such Party shall promptly notify the other Party of such fact, and (iii) the Parties shall meet and confer and, either:

(a) the Parties will agree that there is a substantial risk of infringement of one or more patents of Third Party(ies) in such country(ies) as a result of the incorporation of Licensor Technology and/or Improvements into the Licensed Products, whereupon the Triggering Event is the agreement by authorized representatives of each Party, and the steps outlined in Article 10 should be taken; or

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(b) the Parties do not agree within [***] of (ii) that there is a substantial risk of infringement of one or more patents of Third Party(ies) in such country(ies) as a result of the incorporation of Licensor Technology and/or Improvements into the Licensed Products, in which case the President of Licensor and the head of Bayer HealthCare LLC or his designee shall meet at a [***] for the purpose of resolving such dispute. If, within [***] after such meeting occurs, the Parties have not reached agreement, then a Triggering Event shall occur and the steps outlined in Article 10 shall be taken.

“UNCITRAL” has the meaning set forth in Section 19.3.4.

“Valid Patent Claim” means with respect to a particular Licensed Product and a particular country, (a) in the case of an issued and unexpired patent, a claim that (i) has not been revoked or held unenforceable or invalid by a decision of a court (or other competent legal authority having proper jurisdiction over the matter in the subject country) from which no appeal can be taken or has been taken within the time allowed for appeal; and (ii) has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise in such country; and (b) in the case of a pending patent application, a pending claim that was filed not more than [***] prior to the relevant date of inquiry, that has been prosecuted in good faith and has not been cancelled, withdrawn, abandoned or finally disallowed without the possibility of appeal or refiling.

1.2 Certain Rules of Interpretation in this Agreement and the Schedules.

1.2.1 Unless otherwise specified, all references to monetary amounts are to United States of America currency (U.S. Dollars);

1.2.2 The preamble to this Agreement and the descriptive headings of Articles and Sections are inserted solely for convenience of reference and are not intended as complete or accurate descriptions of the content of this Agreement or of such Articles or Sections;

1.2.3 The use of words in the singular or plural, or with a particular gender, shall not limit the scope or exclude the application of any provision of this Agreement to such person or persons or circumstances as the context otherwise permits;

1.2.4 The words “include” and “including” have the inclusive meaning frequently identified with the phrases “without limitation” and “but not limited to”; and

1.2.5 Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next business day following if the last day of the period is not a business day in the jurisdiction of the Party obligated to make such payment or do such act.

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ARTICLE 2 - RESEARCH PROGRAM

2.1 Objective and Conduct of the Research Program. Licensee intends to conduct a Research Program, with Licensor’s collaboration, assistance and support, to evaluate ADCs for preclinical, clinical and commercial development under this Agreement. Licensor and Licensee shall each use Commercially Reasonable Efforts to perform, or cause to be performed, the activities to be designated for such Party in the Research Plan. Licensee acknowledges that, as part of the licenses to the Licensor Technology granted hereunder, the Licensor Know-How transferred to Licensee under this Agreement contains valuable information that is critical to Licensee’s development of ADCs hereunder. All research work performed by Licensee and Licensor hereunder shall be performed in a good scientific manner and in compliance with all Applicable Laws.

2.2 Term of the Research Program. The term of the Research Program shall initially be for a period of [***] after the Effective Date (the “Research Program Term”), unless terminated earlier in accordance with Article 13. Licensee shall have the one-time right to extend the Research Program Term for an additional [***] by providing written notice to Licensor and paying a fee of [***] to the expiration of the initial Research Program Term.

2.3 Delivery of Drug Conjugation Materials. In support of the Research Program, Licensor will use Commercially Reasonable Efforts to deliver Drug Conjugation Materials to Licensee, at the times and in the quantities set forth in the Research Plan, to enable Licensee to attach such materials to Licensee’s Antibodies to create ADCs. At Licensee’s request, Licensor will also provide Licensee with the [***] provided to the Licensee to [***]. All such Drug Conjugation Materials and other information provided by Licensor to Licensee hereunder (and all such Drug Conjugation Materials provided under Section 4 of the Research Collaboration Agreement) will be deemed Confidential Information of Licensor pursuant to Article 8.

2.4 Licensor Preparation of ADCs. As directed by the Research Plan, Licensor will prepare the quantities of ADCs as set forth in the Research Program using Antibodies supplied by Licensee to Licensor and the Drug Conjugation Materials, and shall deliver the resulting ADCs to Licensee.

2.5 Payment. Licensee shall pay Licensor the amounts set forth in Section 6.1.2 for any research efforts or other assistance provided by Licensor at the request of Licensee in accordance with this Article 2; provided, however, [***] Licensor if and to the extent such amounts are (1) [***]; or (2) [***].

2.6 Ownership of Data. Licensee shall own all right, title and interest in and to the data, research and results related specifically to ADCs arising out of activities conducted pursuant to the Research Program (“ADC Data”). Licensor shall disclose to Licensee, and shall cause its Affiliates to disclose to Licensee, any ADC Data that are developed, conceived, or otherwise made, solely or jointly, by or on behalf of Licensor and/or its Affiliates in the course of, as a result of, or in connection with the Research Program, promptly after the same is developed, conceived or otherwise made. ADC Data [***], and all [***] related thereto, the ownership and control of which, and rights with respect to which, are separately provided for in [***]. Licensor hereby assigns to Licensee, and shall cause its Affiliates to assign to Licensee, any and all right, title, and interest Licensor and its Affiliates may have in, to and under ADC Data; provided that Licensor may retain copies of, and use (subject to the requirements of Section 3.6 hereof), all ADC Data it obtained, jointly or solely, [***].

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ARTICLE 3 - EXCLUSIVE LICENSE

3.1 Exclusive License Grant. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee a worldwide, exclusive (even as to Licensor), royalty-bearing license under the Licensor Technology, with the right to sublicense as permitted in Section 3.2, to discover, develop, make, have made, import and export, use, offer for sale and sell Licensed Products within the Field (the “Exclusive License”).

3.2 Rights to Sublicense.

3.2.1 Licensee shall have the right, in its sole and absolute discretion and subject only to notice to Licensor (under Section 3.2.3) and the terms and conditions of the Licensor In-Licenses listed on Schedule C, to grant sublicenses of the rights granted to Licensee pursuant to this Agreement from time to time to any Affiliate or any Third Party. Licensee shall not have the right to sublicense the Licensor Technology outside the scope of the license granted in Section 3.1, including to develop further Drug Conjugation Technology on a stand-alone basis or to create ADCs that include, or are based, upon any Antibodies that bind specifically to an Antigen other than the Designated Antigen. Notwithstanding the foregoing, nothing contained in this Section 3.2.1 shall be construed as a requirement that Licensee enter into a sublicense agreement in order to permit its local Affiliates to market and sell Licensed Product under and pursuant to this Agreement.

3.2.2 Licensee shall, if and to the extent that Licensee will (subject to Licensor’s consent) no longer be directly responsible to Licensor for royalties and milestone payments under Article 6 hereof, contractually obligate any Sublicensee to make its pro rata portion of all payments due to Licensor pursuant to this Agreement by reason of achievement of any milestones set forth in Section 6.5 or owed on Net Sales of any Licensed Products by any such Sublicensee pursuant to Section 6.3. In addition, Licensee shall contractually obligate any Sublicensee to comply with all terms of this Agreement applicable to Licensee (including all terms of this Agreement identified as applicable to Sublicensee). Licensee shall require any such Sublicensee to agree in writing to keep books and records and permit Licensor to review the information concerning such books and records in accordance with the terms of this Agreement.

3.2.3 Licensee shall notify Licensor of each sublicense granted to Affiliates or Third Parties and shall provide Licensor with the name and address of each Sublicensee and a description of the rights granted and the territory covered by each Sublicensee.

3.3 Improvements and New Technologies.

3.3.1 Improvements. In the event that, during the Research Program Term, either Party conceives, develops or reduces to practice an Improvement, such Party shall promptly notify the other Party of the discovery of such Improvement. Licensor shall own all Improvements and, to the extent that any Improvements shall have been conceived, developed or reduced to practice by Licensee, Licensee hereby assigns all of its right, title and interest therein

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to Licensor. Licensor’s interest in any such Improvements that it Controls shall be included in the Licensor Technology and made available to Licensee via the Exclusive License provided in Section 3.1.

3.3.2 [***].

(a) Licensee shall have the right to practice any New Technologies pursuant to the Exclusive License granted under Article 3 as follows: Licensor shall [***] of any [***] which it develops or to which it obtains rights (with the right to grant sublicenses thereunder) during the Term by providing to Licensee a [***] of the [***], including all [***] under which Licensee would be able to access such [***]. Licensor shall provide to Licensee a copy of any relevant license agreements, patents and patent applications governing or pertaining to the [***] to enable Licensee to decide whether it desires to obtain a sublicense under such [***].

(b) If Licensee is interested in practicing any [***] which relate to the development of compounds incorporating ADCs based on Antibodies that bind specifically to the Designated Antigen in the Field, the Parties shall discuss in good faith modifications to this Agreement to reflect the terms governing Licensee’s access to any [***] pursuant to this Agreement, which shall include without limitation Licensee’s agreement to [***]; provided that the [***] shall be deemed to include [***] and Licensor Patents (as applicable) relating to or covering such [***] only after the Parties execute an amendment to this Agreement specifying such modified terms.

3.3.3 [***]. [***] shall be amended from time to time to [***] Controlled by Licensor [***] in accordance with Section 3.3.2.

3.4 Compliance with the Licensor In-Licenses.

3.4.1 Licensee, its Affiliates and Sublicensees shall comply with all obligations, covenants and conditions of the Licensor In-Licenses listed in Schedule C, and any amendments thereto following written disclosure thereof to Licensee (and, if required, consent of Licensee in conformity with Section 3.4.2), that apply under each of the Licensor In-Licenses. The Parties agree that in the event of a breach by Licensee of the terms of the BMS Agreement, BMS shall be deemed a third party beneficiary to this Agreement to the extent Licensor Technology includes technology sublicensed under the BMS Agreement, and BMS shall be entitled to enforce its rights directly against Licensee and its Affiliates and Sublicensees.

3.4.2 Licensor will not [***] any [***] to a [***] that (a) [***], (b) [***] or (c) [***]. In addition, Licensor will not enter into [***] to the [***] that [***] on Licensee with respect to Licensed Products [***].

3.5 License to Licensor. Subject to the provisions and terms of this Agreement, Licensee hereby grants to Licensor a non-exclusive, royalty-free, sublicenseable license under the Licensee Patents and Licensee Know-How in the Territory, solely to the extent necessary to enable Licensor to perform or have performed its responsibilities under this Agreement.

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3.6 Strategic Commitment. Licensor agrees that during the Term and, in the event of any termination of this Agreement by Licensee under [***] hereof, for a [***] after the effective date of any such termination, it [***] any of its Affiliates to, [***], in any country in the Territory, any [***]. The Parties acknowledge that all restrictions contained in this Section are reasonable, valid and necessary for the adequate protection of the business associated with the Licensed Product.

ARTICLE 4 - TECHNOLOGY DISCLOSURE

4.1 Disclosure of Drug Conjugation Technology. During the Term, Licensor shall (a) disclose to Licensee such Licensor Know-How as is reasonably useful to enable Licensee to use the Drug Conjugation Materials and Drug Conjugation Technology as provided in the Research Plan or to practice the Exclusive License on the terms, and subject to the conditions, of this Agreement and (b) upon Licensee’s reasonable request and with adequate notice to Licensor, make available to Licensee at Licensor’s facilities, Licensor’s personnel to provide a reasonable amount of technical assistance and training to Licensee’s personnel. Licensee shall pay to Licensor for such assistance an amount equal to the FTE Fees in accordance with Section 6.1.2 for Licensor employees providing such assistance.

ARTICLE 5 - DEVELOPMENT AND COMMERCIALIZATION; MANUFACTURING

5.1 Diligence Obligations of Licensee. Subject to Licensee’s termination rights under Sections 13.2.1 and 13.2.2, Licensee shall use Commercially Reasonable Efforts to develop, commercialize and market Licensed Products. Without limiting the foregoing, Licensee shall exercise Commercially Reasonable Efforts to (a) [***], (b) [***], (c) [***] and (d) [***].

5.2 Diligence Obligations of Licensor. Licensor shall use Commercially Reasonable Efforts to perform all of the tasks and duties assigned to it under this Agreement and the Research Plan and shall cooperate and support Licensee in Licensee’s performance of the tasks and duties assigned to it under this Agreement. Without limiting the generality of the foregoing, Licensor shall use Commercially Reasonable Efforts to (i) [***] to Licensee at the [***] by the Parties and (ii) [***] using Antibodies supplied by Licensee, [***]. Licensor shall comply with all Applicable Laws (including good laboratory, clinical and manufacturing practices) in performance of its obligations hereunder.

5.3 Funding and Progress Reports. Except as expressly set forth in this Agreement, as between Licensor and Licensee, [***]. Licensee shall keep Licensor reasonably informed in a timely manner as to the progress of the development of Licensed Products. Beginning on [***], and annually thereafter within [***] following the [***], Licensee shall provide Licensor with a written report summarizing Licensee’s material activities related to research and development of Licensed Products and status of clinical trials and applications for Regulatory Approval necessary for marketing Licensed Products. Such reports shall be deemed Licensee’s Confidential Information for the purposes of Article 8.

5.4 Manufacturing. Except as otherwise set forth in this Agreement, Licensee shall be responsible for all manufacturing and supply of the Licensed Products. Notwithstanding the foregoing, Licensor shall [***]. In the event Licensor [***], the Parties shall [***], including [***] and other such terms as may be appropriate and customary in [***].

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ARTICLE 6 - FEES, ROYALTIES, AND PAYMENTS.

6.1 Research Fees. Licensee shall pay to Licensor the following amounts in consideration of the Research Program:

6.1.1 Licensor acknowledges that Licensee has paid to Licensor the sum of [***] by wire transfer of immediately available funds pursuant to [***] by and between Licensee and Licensor, for the purposes and on the terms and conditions described therein (the “ADC Access Fee”).

6.1.2 Licensee shall pay Licensor at an annual rate of [***] per FTE for research work as requested by Licensee and actually performed by Licensor pursuant to the Research Plan or as provided in this Agreement in each of the [***] of the Term (the “FTE Fees”). Commencing upon the [***] of the Effective Date (the “[***]”) and upon every [***] thereafter, the rate applicable to calculating the FTE Fees will [***] by [***] per FTE. Licensee shall also pay Licensor for all Drug Conjugation Materials supplied by Licensor to Licensee hereunder at the rate of [***] of Licensor’s Cost of Goods therefor (the “Supply Fees”); provided, however, that such Supply Fees for [***] shall not exceed [***] per milligram. The FTE Fees and the Supply Fees are collectively referred to herein as the “Research Fees”. Within [***] after the end of each [***], Licensor shall submit a report to Licensee in form and substance satisfactory to Licensee and accompanied by such documentation and verification as Licensee may reasonably request supporting the calculation of the Research Fees due for such [***] (a “Research Fees Report”). Licensee shall pay all Research Fees to Licensor within [***] of receipt of each Research Fees Report.

6.2 License Maintenance Fees. Until Licensee [***] in respect of the Licensed Product, Licensee shall be [***] to Licensor in the sum of [***] by wire transfer of immediately available funds (the “Exclusive License Renewal Fee”) on [***] following the [***]; provided, however, that Licensee shall not be [***].

6.3 Royalties Payable by Licensee. In consideration for the Exclusive License granted to Licensee herein, during the Royalty Term, and subject to Sections 6.4.2 through 6.4.4, Licensee shall pay to Licensor incremental royalties on Net Sales of Licensed Products. Such incremental royalties shall be paid at the following rates, determined on a Licensed Product-by-Licensed Product basis as set forth below:

(a) For the first [***] of aggregate [***] of the [***] in any [***] (“Tier 1 Sales”):

(i) [***] of aggregate [***] of [***] in any country in the Territory during any period in which there is a [***] of the Licensed Product; and

(ii) [***] of aggregate [***] in any country in the Territory during any period in which there is [***] of the Licensed Product;

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(b) For aggregate [***] of the [***] in any [***] in excess of [***] (“Tier 2 Sales”):

(i) [***] of aggregate [***] in any country in the Territory during any period in which there is a [***] of the Licensed Product; and

(ii) [***] of aggregate [***] in any country in the Territory during any period in which there is [***] of the Licensed Product.

(c) The ratio of (1) aggregate [***] in the Territory with a [***] and (2) aggregate [***] in the Territory with [***], will be applied to Tier 1 and Tier 2 Sales as shown in Schedule D.

(d) If and for so long as there is a [***], then [***] with respect to [***] of Licensed Products during the time period that such [***].

(e) In establishing the royalty structure of this Section 6.3, the Parties recognize, and Licensee acknowledges, the substantial value of the various actions and investments undertaken by Licensor prior to the Effective Date. Such value is significant and in addition to the value of Licensor’s grant to Licensee of the Exclusive License pursuant to Section 3.1, as it enables the rapid and effective development and commercialization of the Licensed Products in the Territory. Therefore, the Parties agree that the royalty payments calculated as a percentage of [***] (plus the license fee, milestone payments and other payment provided for elsewhere herein) provide fair compensation to Licensor for these additional benefits.

6.4 Third Party Royalties.

6.4.1 Licensee shall be solely responsible for paying all royalties owed to Third Parties by either Licensee or Licensor on account of sales of Licensed Products, including royalties owed due to use of the Licensor Technology; [***]. Licensor represents and warrants [***]; provided, however, that the [***].

6.4.2 If the sum of (a) the royalties payable by Licensee, its Affiliates or Sublicensees to Licensor under [***] and (b) all other Third Party royalties payable by Licensee in order to permit Licensee, its Affiliates or Sublicensees to exploit the Drug Conjugation Technology in the manner licensed under this Agreement [***] of [***] of a [***] in any [***], then (subject to the proviso set forth below in this Section 6.4.2) the royalties otherwise due and payable by Licensee under Section 6.3 shall be [***] of any royalties due by Licensee with respect to [***] of a [***] in such year that [***] of such Net Sales; provided, however, that in no event shall the royalty payments due and payable to Licensor pursuant to Section 6.3 with respect to a Licensed Product in any calendar year be [***] of the royalty payments that would otherwise be owed to Licensor [***]. A sample royalty reduction calculation is attached hereto as Schedule D.

6.4.3 If by reason of an amendment negotiated by Licensor and [***] the Third Party Royalties payable to [***] by Licensee, its Affiliates or Sublicensees are [***] of a [***] in any [***], then the royalties otherwise due and payable by Licensee under Section 6.3 [***] of the amount by which the royalties payable to [***].

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6.4.4 In the event that Licensee desires to formulate a Licensed Product in combination with one or more additional therapeutically active ingredients (each, a “Combination Product”), the Parties shall negotiate in good faith one or more appropriate amendments to this Agreement to equitably adjust the relevant royalty rates applicable to such Combination Products to [***]. If the Parties are able to agree to such adjustment, they shall enter into an appropriate amendment reflecting the adjustments to the applicable royalty rate(s).

6.5 Milestone Payments. As additional consideration for the licenses, rights and privileges granted to it hereunder, Licensee shall pay to Licensor the following [***] of the first occurrence of each event set forth below with respect to the first [***], whether such events are achieved by Licensee, its Affiliates or Sublicensees, as follows:

(a) Upon [***];

(b) Upon [***];

(c) Upon [***];

(d) Upon [***];

(e) Upon [***];

(f) Upon [***];

(g) At the end of the [***] in which [***] of [***]; and

(h) At the end of the [***] in which [***] of [***].

If any milestone described in (a) through (e) above is achieved before a preceding milestone has been achieved and the associated milestone payment has become due, then the milestone payment associated with such preceding milestone shall be deemed to become due and payable following achievement of the next milestone.

6.6 Payment Terms. Royalties shown to have accrued in each Report provided for under Article 7 of this Agreement shall be due on the date such Report is due pursuant to Section 7.1.3.

6.7 Payment Method. All payments by Licensee to Licensor under this Agreement shall be paid in U.S. dollars, and all such payments shall be made by bank wire transfer in immediately available funds to the bank account designated by Licensor in writing.

6.8 Exchange Control. If at any time legal restrictions prevent the prompt remittance of part or all royalties with respect to any country in the Territory where Licensed Product is sold, payment shall be made through such lawful means or method as the Parties shall reasonably determine.

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6.9 Withholding Taxes. Except as otherwise provided below, all amounts due from Licensee to Licensor under this Agreement are gross amounts. Licensee shall be entitled to deduct the amount of any withholding taxes payable or required to be withheld by Licensee, its Affiliates or Sublicensees, to the extent Licensee, its Affiliates or Sublicensees pay such withheld amounts to the appropriate governmental authority on behalf of Licensor. Licensee shall use Commercially Reasonable Efforts to minimize any such taxes, levies or charges required to be withheld on behalf of Licensor by Licensee, its Affiliates or Sublicensees. Licensee promptly shall deliver to Licensor proof of payment of all such taxes, levies and other charges, together with copies of all communications from or with such governmental authority with respect thereto, and shall cooperate with Licensor in seeking any related tax credits that may be available to Licensor with respect thereto.

ARTICLE 7 - ROYALTY REPORTS AND ACCOUNTING

7.1 Reports, Exchange Rates.

7.1.1 During the Royalty Term, Licensee shall furnish to Licensor, with respect to each [***], a written report showing, on a consolidated basis in reasonably specific detail and on a country-by-country basis, (a) the gross sales of Licensed Products sold by Licensee, its Affiliates and its Sublicensees in the Territory during the [***] and the calculation of Net Sales from such gross sales; (b) the royalties payable in U.S. dollars, if any, which shall have accrued hereunder based upon such Net Sales of Licensed Products; (c) the withholding taxes, if any, required by law to be deducted in respect of such royalties; (d) the dates of the First Commercial Sale of each Licensed Product in each country in the Territory, if it has occurred during the corresponding [***]; and (e) the exchange rates (as determined pursuant to Section 7.1.4 herein) used in determining the royalty amount expressed in U.S. dollars (collectively, “Reports”).

7.1.2 Licensee shall include in each permitted sublicense granted by it pursuant to this Agreement a provision requiring its Affiliates and Sublicensees to make Reports to Licensee after the close of each [***] and to keep and maintain records of sales made pursuant to such sublicense as if such sales were by Licensee for the purpose of Section 7.1.1.

7.1.3 Reports shall be due on the [***] following the end of the [***] to which such Report relates. Licensee shall keep complete and accurate records in sufficient detail to properly reflect all gross sales and Net Sales and to enable the royalties payable hereunder to be determined.

7.1.4 With respect to sales of Licensed Products invoiced in U.S. dollars, the gross sales, Net Sales, and royalties payable shall be expressed in U.S. dollars. With respect to sales of Licensed Products invoiced in a currency other than U.S. dollars, the gross sales, Net Sales and royalties payable shall be converted into U.S. Dollars using the [***] for each of the [***] included in the [***] in which such Net Sales were made. All such converted Net Sales and cost items shall be consolidated with U.S. Net Sales for each [***] and the applicable payments determined therefrom.

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7.2 Audits.

7.2.1 Upon the written request of Licensor and with at least [***] prior written notice, but not more than [***] in any [***] (and not more than once with respect to any [***]), Licensee shall permit an independent certified public accounting firm of internationally recognized standing, selected by Licensor and reasonably acceptable to Licensee, at [***], to have access during normal business hours to such of the records of Licensee as required to be maintained under this Agreement to verify the accuracy of the Reports due hereunder. Such accountants may audit records relating to Reports made for any year ending not more than [***] prior to the date of such request. The accounting firm shall disclose to Licensor only whether the Reports were correct or not, and the specific details concerning any discrepancies. No other information obtained by such accountants shall be shared with Licensor.

7.2.2 If such accounting firm concludes that any royalties were owed but not paid to Licensor, Licensee shall pay the additional royalties within [***] of the date Licensor delivers to Licensee such accounting firm’s written report so concluding. The fees charged by such accounting firm shall be [***]; provided, however, if the audit discloses that the royalties payable by Licensee for the audited period [***] of the royalties actually paid for such period, then [***] charged by such accounting firm. If such accounting firm concludes that the royalties paid were more than what was owed during such period, Licensor shall refund the overpayments within [***] of the date Licensor receives such accounting firm’s written report so concluding.

7.2.3 The accounting firm’s determinations under Section 7.2.1 and 7.2.2 shall be subject to the dispute resolution procedures established by Article 19 hereof.

7.3 Confidential Financial Information. Licensor shall treat all financial information subject to review under this Article 7 or under any sublicense agreement as Confidential Information of Licensee as set forth in Article 8, and shall cause its accounting firm to retain all such financial information in confidence under terms substantially similar to those set forth in Article 8.

ARTICLE 8 – CONFIDENTIALITY

8.1 Non-Disclosure Obligations. Except as otherwise provided in this Article 8, during the Term and for a period of [***] thereafter, each Party shall maintain in confidence, and use only for purposes as expressly authorized and contemplated by this Agreement, all: (a) ADC Data, and (b) confidential or proprietary information, data, documents or other materials supplied by the other Party under this Agreement and marked or otherwise identified as “Confidential,” including without limitation any such information previously provided by either Party or Licensee’s Affiliate, [***], under and pursuant to Article 8 of the Research Collaboration Agreement or pursuant to the Confidential Disclosure Agreement between Bayer Corporation and Licensor dated [***] (the “Confidential Disclosure Agreement”). Confidential Information of Licensor shall include Licensor Know-How, Drug Conjugation Technology that is Controlled by Licensor and disclosed to Licensee, Licensor’s interest in any Improvements and [***]. Confidential Information of Licensee shall include ADC Data and Licensee ADC Know-How disclosed to Licensor that is Controlled by Licensee. Confidential Information of a Party may also include information relating to such Party’s research programs, development, marketing and other business practices and finances. For purposes of this Agreement, information and data described above shall be hereinafter referred to as “Confidential Information.” Each Party shall

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ensure that its and its Affiliates’ employees, agents, consultants and clinical investigators only make use of the other Party’s Confidential Information for purposes as expressly authorized and contemplated by this Agreement and do not disclose or make any unauthorized use of such Confidential Information.

8.2 Permitted Disclosures. Notwithstanding the foregoing, but subject to the last sentence of this Section 8.2, the provisions of Section 8.1 shall not apply to information, documents or materials that the receiving Party can conclusively establish:

(a) have become published or otherwise entered the public domain other than by breach of this Agreement by the receiving Party or its Affiliates;

(b) are permitted to be disclosed by prior consent of the other Party;

(c) have become known to the disclosing Party by a Third Party, provided such Confidential Information was not obtained by such Third Party directly or indirectly from the other Party under this Agreement on a confidential basis;

(d) prior to disclosure under the Agreement, was already in the possession of the receiving Party, its Affiliates or Sublicensees, provided such Confidential Information was not obtained directly or indirectly from the other Party under this Agreement;

(e) are required to be disclosed by the receiving Party to comply with any Applicable Law, regulation or court order, or are reasonably necessary to obtain patents, copyrights or authorizations to conduct clinical trials with, and to commercially market, Licensed Product(s), provided that the receiving Party shall provide prior notice of such disclosure to the other Party and take reasonable and lawful actions to avoid or minimize the degree of disclosure;

(f) to the extent reasonably needed in a patent application claiming Program Inventions made hereunder to be filed with the United States Patent and Trademark Office and/or any similar foreign agency, provided that the Party filing the patent shall provide prior notice of such disclosure to the other Party and take reasonable and lawful actions to avoid or minimize the degree of disclosure; and

(g) to a Sublicensee as permitted hereunder, provided that such Sublicensee is then subject to obligations of confidentiality and limitations on use of such Confidential Information substantially similar to those contained herein.

Notwithstanding the foregoing, as to disclosures permitted under subsections (e)-(g), if the information, documents or materials covered by such subsection is otherwise protected by obligations of confidentiality, then the confidentiality obligations of Section 8.1 shall still apply.

8.3 Terms of the Agreement. Licensee and Licensor shall not disclose any terms or conditions of this Agreement to any Third Party without the prior consent of the other Party, except as required by Applicable Laws, regulations or a court order or to comply with rules of a securities exchange, in which case the disclosing Party shall provide notice to the other Party and take reasonable and lawful actions to avoid or minimize the degree of such disclosures.

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8.4 Press Releases and Other Disclosures to Third Parties. Neither Licensor nor Licensee will, without the prior consent of the other, issue any press release or make any other public announcement or furnish any statement to any person or entity (other than either Parties’ respective Affiliates) concerning the existence of this Agreement, its terms and the transactions contemplated hereby, except for (i) an initial press release mutually agreed upon by the Parties, (ii) disclosures made in compliance with Sections 8.2 and 8.3 and (iii) attorneys, consultants, and accountants retained to represent the Parties.

8.5 Publications Regarding Results of the Research Program. Neither Party may publish, present or announce results of the Research Program either orally or in writing, or use the other Party’s name or trademarks in any publication, research report or study (each, a “Publication”) without complying with the provisions of this Section 8.5. Any Party wishing to make a Publication shall send notice to the other Party. No Publication shall contain any Confidential Information of the other Party without the consent and approval of the other Party, which may be granted or withheld in the sole discretion of a Party. The other Party shall have [***] from receipt of a proposed Publication to provide comments and/or proposed changes to the publishing Party. The publishing Party shall take into account the comments and/or proposed changes made by the other Party on any Publication and shall agree to designate employees or others acting on behalf of the other Party as co-authors on any Publication describing results to which such persons have contributed in accordance with standards applicable to authorship of scientific publications. If the other Party reasonably determines that the Publication would entail the public disclosure of such Party’s Confidential Information and/or of a patentable invention upon which a patent application should be filed prior to any such disclosure, submission of the concerned Publication to Third Parties shall be delayed for [***] any such Confidential Information of the other Party (if the other Party has requested deletion thereof from the proposed Publication), and/or the drafting and filing of a patent application covering such invention, provided such additional period shall not exceed [***] from the date the publishing Party first provided the proposed Publication to the other Party. In the event of any disagreement under this Section 8.5, any dispute shall be resolved in the manner specified in Section 19.3.

8.6 Use of Name. Neither Party shall mention or otherwise use the name, insignia, symbol, trademark, trade name or logotype of the other Party (or any abbreviation or adaptation thereof) in any publication, press release, promotional material or other form of publicity without the prior written approval of such other Party in each instance. The restrictions imposed by this Section shall not prohibit either Party from making any disclosure identifying the other Party that is required by Applicable Law.

8.7 Notification. Each Party shall notify the other Party immediately, and cooperate with the other Party as the other Party may reasonably request, upon each Party’s discovery of any loss or compromise of the other Party’s Confidential Information.

8.8 Remedies. Each Party agrees that the unauthorized use or disclosure of any material Confidential Information by the other Party in violation of this Agreement will cause severe and irreparable damage to each of the Parties, for which legal damages would not be a sufficient remedy. In the event of any violation of this Article 8, each Party agrees that the other Party shall be authorized and entitled to obtain from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, as well as any other relief permitted by Applicable Law.

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ARTICLE 9 - INVENTIONS AND PATENTS

9.1 Ownership of Inventions.

9.1.1 Disclosure of Inventions. Each Party shall promptly disclose to the other Party the conception and/or discovery of any inventions directly arising out of activities conducted under this Agreement (“Program Inventions”).

9.1.2 Ownership of Program Inventions. All right, title and interest in all Program Inventions that are discovered or conceived pursuant to Section 9.1.1 shall be owned as follows:

(a) [***] shall own all Program Inventions that are invented solely or jointly by employees, agents or consultants of [***] and/or [***] and primarily relate to the [***]. To the extent that any such Program Inventions [***] shall have been invented by [***],[***] hereby assigns all of its right, title and interest therein to [***];

(b) [***] shall own all Program Inventions that are invented solely or jointly by employees, agents or consultants of [***] and/or [***] and primarily relate to the [***]. To the extent that any Program Inventions relating primarily to [***] shall have been invented by [***],[***] hereby assigns all of its right, title and interest therein to [***]; and

(c) [***] shall solely own all Program Inventions that (i) are invented solely by employees, agents or consultants of [***], (ii) are not covered by Sections 9.1.2(a) or (b) and (iii) relate primarily to [***], including without limitation [***].

(d) Except as set forth in Sections 9.1.2(a), (b) and (c), ownership of any Program Invention to the extent it falls outside of Sections 9.1.2 (a), (b) and (c) shall be determined according to applicable U.S. laws of inventorship.

9.2 Patent Prosecution and Maintenance.

9.2.1 Subject to Section 9.2.2, Licensor shall be responsible for and shall control the preparation, filing, prosecution, grant and maintenance of all Licensor Patents in all countries in the Territory as Licensor may elect. Licensor shall, at its sole expense, prepare, file, prosecute and maintain such Licensor Patents in good faith consistent with its customary patent policy and its reasonable business judgment, and shall consider in good faith the interests of Licensee in so doing. Upon request, Licensor shall consult with and keep Licensee reasonably informed as to the status and progress of filing, prosecution, grant and maintenance of Licensor Patents.

9.2.2 Each Party shall be responsible for and shall control the preparation, filing, prosecution, grant and maintenance, of any patents and patent applications claiming Program Inventions owned [***] by it in accordance with [***] and shall, [***] in good faith consistent with [***]. If either Party decides not to file or continue prosecuting such Party’s

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interest in or not to maintain any patent or a patent application claiming a Program Invention [***] owned by such Party hereunder, then such Party shall promptly so notify the other Party (which notice shall be at least [***] before any relevant deadline for such patent application or patent). Thereafter, at the other Party’s discretion, the relevant patent application or patent [***].

9.2.3 Patents and patent applications claiming Program Inventions owned [***] pursuant to [***] (“[***]”) shall be controlled, prepared, filed, prosecuted and maintained by [***].

9.2.4 The Parties shall at all times fully cooperate in order to reasonably implement the foregoing provisions, such cooperation may include the execution of necessary legal documents and the provision of the assistance of its relevant personnel.

9.3 Enforcement of Licensor Patents.

9.3.1 Licensor shall have the first right, at its sole expense, but not the obligation, to determine the appropriate course of action to enforce the Licensor Patents or otherwise abate the infringement thereof, to take (or refrain from taking) appropriate action to enforce the Licensor Patents, to control any litigation or other enforcement action and to enter into, or permit, the settlement of any such litigation or other enforcement action with respect to the Licensor Patents. Licensor shall in good faith consider the interests of Licensee in conducting the foregoing activities. All monies recovered upon the final judgment or settlement of any such suit to enforce any Licensor Patents with respect to the manufacture, use or sale by Third Parties of products competitive with Licensed Products or technologies competitive with Drug Conjugation Technology shall be [***]. In the event Third Parties have rights in the Licensor Patents under other license agreements between Licensor and such Third Parties, such recoveries shall be [***]. Licensee shall fully cooperate with Licensor in any such action at Licensor’s expense, to enforce the Licensor Patents, including being joined as a party to such action if necessary.

9.3.2 If Licensor fails to take any action to enforce the Licensor Patents or control any litigation with respect to the Licensor Patents with respect to the manufacture, use or sale by Third Parties of products competitive with Licensed Products or technologies competitive with Drug Conjugation Technology within a period of [***] after the Parties receive reasonable notice of the infringement of the Licensor Patents, then Licensee shall have the right to bring and control any such action by counsel of its own choice, [***]. Licensee shall consider in good faith the interest of Licensor in the conduct of the forgoing activities. In such case, all monies recovered upon the final judgment or settlement of any such suit to enforce any Licensor Patents shall be [***]. In the event Third Parties have rights in the Licensor Patents under other license agreements between Licensor and such Third Parties, such recoveries shall be [***]. In such a case, Licensor shall cooperate fully with Licensee, at [***], in its efforts to enforce the Licensor Patents, including being joined as a party to such action if necessary. In no event may Licensee assert an argument or settle a suit in a manner which would render a claim in the Licensor Patents invalid or unenforceable without Licensor’s prior written consent.

9.3.3 Each Party shall have the right, [***], to determine the appropriate course of action to enforce patents or patent applications claiming Program Inventions owned [***] in

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accordance with [***], or otherwise to abate the infringement thereof, to take (or refrain from taking) appropriate action to enforce such patents or patent applications, to control any litigation or other enforcement action and to enter into, or permit, the settlement of any such litigation or other enforcement action with respect to such patents or patent applications. The party taking action shall consider in good faith the interests of the other Party in the conduct of such activities. All monies recovered upon the final judgment or settlement of any such suit to enforce any patents or patent applications claiming Program Inventions owned [***] hereunder shall be retained [***] (and, in the event of any joint ownership of any Program Invention under Section 9.1.2(d) hereof, the net recoveries shall be [***]). Each Party shall fully cooperate with the other Party, at the owning Party’s expense, in any action to enforce the patents or patent applications claiming Program Inventions owned solely by one Party hereunder.

9.3.4 In the event either Party becomes aware of infringement by a Third Party of a Joint Patent(s), it shall promptly notify the other Party and the Parties shall determine a mutually agreeable course of action

9.3.5 In the event of any infringement by a Third Party of both a Licensor Patent(s) and a Joint Patent(s), which infringement is likely to affect the exercise by Licensee of its rights with respect to Licensed Products, the Parties shall meet to discuss how to proceed with respect to such infringement. In the event that the Parties determine that one or the other of the Parties should bring an infringement action against the Third Party, the Party not enforcing such patents shall provide reasonable assistance to the other Party, including, without limitation, providing access to relevant documents and other evidence, making its employees available at reasonable business hours, and joining the action to the extent necessary to allow the enforcing party to maintain the action. The party taking action shall consider in good faith the interests of the other Party in the conduct of such activities. The Party that files an infringement suit shall have the right to settle such suit in its discretion; provided, however, that such Party may not enter into any settlement that would result in injunctive or other relief being imposed against the other Party or would have a material adverse effect on the other Party’s business without the prior written consent of such other Party.

9.4 Prior Patent Rights. Notwithstanding anything to the contrary in this Agreement, with respect to any Licensor Patents that are subject to the Licensor In-Licenses, the rights and obligations of the Parties under Sections 9.2 and 9.3 shall be subject to Licensor’s rights to participate in and control prosecution, maintenance and enforcement of such Licensor Patents, and to receive a share of damages recovered in such action, in accordance with the terms and conditions of the applicable Licensor In-License.

ARTICLE 10 - INFRINGEMENT OF THIRD PARTY RIGHTS

10.1 Third Party Licenses. Upon the occurrence of a Triggering Event, Licensor shall have the first right (but not the obligation) to negotiate and obtain a license from the relevant Third Party(ies), as necessary for Licensee and its Affiliates and Sublicensees to Exploit the Licensed Product (as required in connection with the incorporation of Licensor Technology therein) in the particular country or countries, as the case may be. In the event that Licensor elects not to obtain, or is unsuccessful in obtaining a license from such Third Party, then Licensee shall have the right (but not the obligation) to negotiate and obtain a license from such

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Third Party as necessary for Licensee and its Affiliates and Sublicensees to Exploit the Licensed Product (as required in connection with the incorporation of Licensor Technology therein) in such country or countries, as the case may be; provided that Licensee shall not have the right to commence or proceed with any such negotiations if Licensor reasonably determines, [***]. Any such determination by Licensor shall be made not more than [***] following the Triggering Event or shall be deemed automatically made by Licensor in [***]. The expense of any lump sum payments pursuant to a Third Party license negotiated hereunder shall be [***]; provided, however, that if any of [***], then such lump sum expenses incurred by Licensor in connection with such Third Party license shall be [***]. Licensor shall [***] of any associated royalty payments under such Third Party license through [***] pursuant to [***]. If Licensor has determined, [***], as provided above, that a [***] after the earliest Triggering Event concerning any Third Party’s patents, then Licensee [***]; provided, however, that Licensee may [***].

ARTICLE 11 - REGULATORY ASSISTANCE

Should Licensee desire to file an IND or an application for Regulatory Approval, or equivalents of the foregoing, for a Licensed Product, Licensor will provide at Licensee’s request, technical information reasonably required for Licensee, including information relating to the [***], as well as documents necessary to compile the CMC Data section of an application for Regulatory Approval, or to provide other toxicity and safety data for such filings, and any other relevant information as the Parties may mutually agree (to the extent not provided to Licensee pursuant to Section 5.2). Licensee shall reimburse Licensor for any reasonable out-of-pocket costs incurred by Licensor in providing any such information plus an amount equal to Licensor’s then current FTE Fee for Licensor’s personnel engaged in such activities, as set forth in Section 6.1.2; provided, however, that Licensee shall not be required to reimburse Licensor under this Section if and to the extent such costs are (1) [***]; or (2) [***]. If Licensor has a drug master file with the FDA or equivalent that contains information useful to support an IND or application for Regulatory Approval, Licensor [***] Licensee a right of reference (with right to grant further rights of reference) to such drug master file to the extent necessary for, and solely for the purposes of, preparing, filing or maintaining INDs, NDAs and other regulatory filings relating to the Licensed Product in the Territory. Licensor shall [***] with Licensee relevant (and if deemed necessary in Licensor’s option, redacted) [***].

ARTICLE 12 – REPRESENTATIONS AND WARRANTIES

12.1 Representations and Warranties.

12.1.1 This Agreement has been duly executed and delivered by each Party and constitutes the valid and binding obligation of each Party, enforceable against such Party in accordance with its terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally and by general equitable principals. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of each Party, its officers and directors.

12.1.2 The execution, delivery and performance of the Agreement by each Party (i) does not conflict with or violate any requirement of Applicable Law or regulation or any

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provision of the articles of incorporation, bylaws, limited partnership agreement or any similar instrument of such Party, as applicable, and (ii) does not conflict with, violate, or breach or constitute a default or require any consent under any contractual obligation or court or administrative order by which such Party is bound.

12.1.3 Licensor represents and warrants that it has the right to grant the licenses granted herein and that as of the Effective Date it has [***] of the Licensor Patents or other Licensor Technology in connection with activities to be conducted hereunder. Licensee represents and warrants that it has the right to grant the licenses granted to Licensor herein and that as of the Effective Date it has [***] activities to be conducted by the Parties hereunder.

12.2 Additional Representations and Warranties of Licensee(s). Each Licensee hereby severally represents and warrants to Licensor, as of the Effective Date, that such Licensee (i) is a corporation or an Aktiengesellschaft duly organized and in good standing under the laws of its jurisdiction of organization, and (ii) has full power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as it is contemplated to be conducted by this Agreement.

12.3 Additional Representations and Warranties of Licensor. Licensor hereby represents and warrants to Licensee, as of the Effective Date, as set forth below:

12.3.1 Licensor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as is contemplated to be conducted by this Agreement.

12.3.2 To the knowledge of Licensor, the Licensor Patents existing as of the Effective Date are [***]. To the knowledge of Licensor, the conception, development and reduction to practice of the subject matter claimed and/or disclosed in Licensor Patents and the information embodied in the Licensor Know-How existing as of the Effective Date have not [***] of any Third Party. There are no judgments or settlements against Licensor or amounts owed by Licensor (other than amounts owed in the ordinary course of business and/or pursuant to the Licensor In-Licenses) with respect to the Licensor Patents or the Licensor Know-How. No litigation has been commenced or threatened, and Licensor is not aware of any claim, by any Third Party or Regulatory Authority alleging that the Licensor Patents are invalid or unenforceable.

12.3.3 Except for the license grants in Section 3.1, neither Licensor nor any of its Affiliates has, directly or indirectly, expressly or by implication, by action or omission or otherwise (i) [***]; (ii) [***], or (iii) [***].

12.3.4 To the knowledge of Licensor, no Third Party has infringed or threatened in writing to infringe the Licensor Patents.

12.3.5 The Licensor In-Licenses are in full force and effect and, to the knowledge of Licensor, there is no basis upon which termination could occur. Licensor has [***]. The copies of the Licensor In-Licenses provided to Licensee by Licensor are true, complete and

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correct. Licensor shall promptly provide Licensee with notice of any alleged, threatened, or actual breach of any In-License Agreement. To the extent permitted by the In-License Agreements, Licensor agrees that Licensee [***] by Licensor under the [***].

12.3.6 Neither Licensor nor any of its Affiliates has been debarred or is subject to debarment and neither Licensor nor any of its Affiliates will knowingly use in any capacity, in connection with the services to be performed under this Agreement, any Third Party who has been debarred pursuant to Section 306 of the Federal Food, Drug, and Cosmetic Act, or who is the subject of a conviction described in such section. Licensor agrees to inform Licensee in writing immediately if it or any Third Party who is performing services hereunder is debarred or is the subject of a conviction described in Section 306, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to the best of Licensor’ knowledge, is threatened, relating to the debarment or conviction of Licensor or any Third Party performing services hereunder.

12.4 Performance by Affiliates. The Parties recognize that each may perform some or all of its obligations under this Agreement through Affiliates, provided, however, that each Party shall remain responsible and be a guarantor of the performance by its Affiliates and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance.

12.5 Disclaimer. EXCEPT AS MAY BE OTHERWISE PROVIDED IN THIS ARTICLE, NEITHER PARTY MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, REGARDING THE LICENSED PRODUCT, THE DRUG CONJUGATION MATERIALS OR ANY ADCs PREPARED BY LICENSOR, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR USE OR PURPOSE.

ARTICLE 13 – TERM AND TERMINATION

13.1 Term. Unless earlier terminated pursuant to this Article 13, the term of this Agreement (the “Term”) shall commence on the Effective Date and shall remain in full force and effect until the expiration of the last to expire Royalty Term.

13.2 Termination by Licensee.

13.2.1 Licensee shall have the right, effective at any time after the first anniversary of the Effective Date, to terminate this Agreement in its entirety by providing not less than [***] prior written notice to Licensor of such termination.

13.2.2 At any time prior to [***], Licensee shall have the right to terminate this Agreement on a country-by-country basis, upon [***] prior written notice to Licensor, in the event that Licensee [***].

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13.2.3 Licensee shall have the right in its sole discretion to terminate this Agreement at any time on a country-by-country basis pursuant to Article 10 upon [***] prior written notice.

13.3 Termination for Cause. Either Party may terminate this Agreement for breach by the other Party (the “Breaching Party”) of any material provision of the Agreement, if the Breaching Party has not cured such breach within [***] after notice thereof. Such [***] shall be extended in the case of a breach not capable of being remedied in such [***], so long as the Breaching Party uses diligent efforts to remedy such breach and is pursuing a course of action that, if successful, will effect such a remedy. If such alleged breach is not remedied in the time period set forth above, the nonbreaching Party shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement, and in addition to any other remedies available to it by law or in equity, to terminate this Agreement in its entirety or selectively, at its option, on a country-by-country basis. In the event of a dispute regarding royalties owing hereunder, all undisputed amounts shall be paid when due and the balance, if any, shall be paid promptly after settlement of the dispute including any accrued interest thereon.

13.4 Termination Upon Insolvency. A Party may terminate this Agreement if, at any time, (a) the other Party shall file in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of that Party or of its assets, (b) such other Party proposes a written agreement of composition or extension of its debts, (c) such other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within [***] after the filing thereof, (d) such other Party shall propose or be a party to any dissolution or liquidation, or (e) such other Party shall make an assignment for the benefit of its creditors.

13.5 Termination of Licensor In-Licenses.

13.5.1 All rights and obligations under a Licensor In-License sublicensed under this Agreement shall terminate upon [***] prior written notice by Licensor if Licensee performs any action that would constitute a breach of any material provision of such Licensor In-License Agreement and fails to cure such breach within such [***] period; provided, however, such cure period may be extended by mutual written consent of the Parties. Licensor covenants that it will (a) use Commercially Reasonable Efforts to maintain all Licensor In-Licenses in good standing for the duration of this Agreement; and (b) promptly notify Licensee of any notice of alleged breach or default delivered to Licensor under the Licensor In-Licenses. Licensee shall have the right to cure any monetary default or breach by Licensor under the Licensor In-Licenses and to offset any amounts paid to cure such default against amounts payable to Licensor hereunder. In the event, despite such efforts, any Licensor In-License(s) terminates, (a) [***] and (b) [***].

13.5.2 All rights sublicensed to Licensee and relevant obligations under the BMS Agreement shall automatically terminate if [***].

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13.6 Effect of Expiration and Termination.

13.6.1 Except where explicitly provided within this Agreement, termination of this Agreement for any reason, or expiration of this Agreement, will not affect any: (a) obligations, including payment of any royalties or other sums which have accrued as of the date of termination or expiration, and (b) rights and obligations which, from the context thereof, are intended to survive termination or expiration of this Agreement, including provisions of Articles 1, 3, 8, 9, 10, 14 (as to actions arising during the Term or in the course of a Party practicing any licenses retained by such Party thereafter), 18 and 19, Sections 7.2, 7.3 and 13.6 and any payment obligations pursuant to Section 6 incurred prior to termination. Notwithstanding the foregoing, all licenses granted by Licensor to Licensee hereunder, including all Exclusive Licenses, and all sublicenses granted by Licensee hereunder, will immediately terminate upon termination of this Agreement pursuant to Sections 13.2.1, 13.2.2, 13.3 (pursuant to a breach by Licensee), 13.4 (subject to Section 13.7) or 13.5; provided that upon any termination pursuant to Section 13.2.3, such licenses and sub-licenses shall terminate only with respect to the relevant country or countries.

13.6.2 License to Licensee. Upon (i) the expiration of the Royalty Term or (ii) Licensee’s termination of this Agreement pursuant to Section 13.3 (pursuant to a breach by Licensor), Licensor shall grant, and shall by this provision be deemed to have granted, to Licensee a perpetual, worldwide, nonexclusive license to use the Licensor Technology to make, use, sell, offer for sale and import Licensed Products that bind specifically to the Designated Antigen, with no further obligation to Licensor. Notwithstanding the foregoing, or any other provision of this Agreement: (a) any of Licensee’s milestone, royalty and other payment and reimbursement obligations accruing under this Agreement prior to termination or expiration and during the Royalty Term shall not be affected by, and shall survive, such termination or expiration; (b) any of Licensee’s milestone payment obligations and other payment and reimbursement obligations to Licensor (other than royalty payment obligations) not yet matured as of the date of termination or expiration shall be eliminated; and (c) any of Licensee’s royalty payment obligations accruing under this Agreement either before or after the date of termination or expiration shall survive such termination or expiration [***].

13.6.3 License to Licensor. Upon any termination of the Exclusive License, except pursuant to Section 13.2.2 or 13.2.3 or pursuant to Licensee’s termination of this Agreement pursuant to Section 13.3 (pursuant to a breach by Licensor), Licensee shall be automatically deemed to grant to Licensor a worldwide, nonexclusive, irrevocable, royalty-free, sublicensable license in the Territory under the Licensee ADC Know-How and Licensee ADC Patents to identify, develop and commercialize products that contain an ADC consisting of an Antibody that binds specifically to the Designated Antigen.

13.7 Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Licensor or Licensee are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of right to “intellectual property” as defined under Section 101 of the United States Bankruptcy Code. The Parties agree that the Parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the United States Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the United States Bankruptcy Code, the Party hereto that is not a party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such

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intellectual property and all embodiments of such intellectual property, which, if not already in the non-subject Party’s possession, shall be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon the non-subject Party’s written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under clause (a) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party.

ARTICLE 14 - INDEMNITY

14.1 Direct Indemnity.

14.1.1 Each Party shall defend, indemnify and hold harmless the other Party and its respective successors, assigns, directors, officers, employees and agents, from and against all liabilities, losses, damages, and expenses, including reasonable attorneys’ fees and court costs, (collectively, the “Liabilities”) resulting from all Third Party claims, suits, actions, terminations or demands (collectively, the “Claims”) that are incurred, relate to or arise out of (a) the breach of any material provision of this Agreement by the indemnifying Party (or the inaccuracy of any representation or warranty made by such Party in this Agreement), or (b) the gross negligence, recklessness or willful misconduct of the indemnifying Party in connection with the performance of its obligations hereunder. In addition, Licensee hereby agrees to defend, indemnify and hold Licensor harmless from Liabilities resulting from the use, handling and/or storage of Drug Conjugation Materials and/or ADCs by Licensee and/or from Licensee’s conduct of Research Plan B under the Research Collaboration Agreement, in each case prior to the Effective Date, except insofar as such Liabilities arise out of the gross negligence, recklessness or willful misconduct of Licensor. Licensor hereby agrees to defend, indemnify and hold Licensee harmless from Liabilities resulting from the use, handling and/or storage of Antibodies provided by Licensee and/or ADCs by Licensor and/or from Licensor’s conduct of Research Plan A under the Research Collaboration Agreement, in each case prior to the Effective Date, except insofar as such Liabilities arise out of the gross negligence, recklessness or willful misconduct of Licensee.

14.1.2 Licensee shall defend, indemnify and hold harmless Licensor and its successors, assigns, directors, officers, employees and agents, from and against all Liabilities resulting from all Claims that are incurred, relate to or arise out of the development, manufacture or commercialization of Licensed Products by Licensor for Licensee or by Licensee, its Affiliates or Sublicensees, including without limitation (a) any failure to test for or provide adequate warnings of adverse side effects, or any manufacturing defect in any Licensed Product and (b) any failure by Licensee or its Affiliates to pay any Existing Third Party Royalties or royalties owed for Improvements or New Technologies with respect to any Licensed Product; except in each case to the extent such Liabilities resulted from the gross negligence, recklessness or willful misconduct by Licensor or the inaccuracy of any representation or warranty made by Licensor in this Agreement or from any other action for which Licensor must indemnify Licensee under Section 14.1.3.

14.1.3 Licensor shall defend, indemnify and hold harmless Licensee and its successors, assigns, directors, officers, employees and agents, from and against all Liabilities resulting from all Claims that are incurred, relate to or arise out of any claims of infringement of

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Third Party rights arising out of the use of Licensor Technology to make ADCs that bind specifically to the Designated Antigen or to make a Licensed Product (but not any other technology, including the composition or methods of making or using Antibodies or technology not relating to Drug Conjugation Technology), except to the extent such Liabilities resulted from the gross negligence, recklessness or willful misconduct by Licensee or the inaccuracy of any representation or warranty made by Licensee in this Agreement or any other action for which Licensee must indemnify Licensor hereunder.

14.2 Procedure. A Party (the “Indemnitee”) that intends to claim indemnification under this Article 14 shall promptly provide notice to the other Party (the “Indemnitor”) of any Liability or action in respect of which the Indemnitee intends to claim such indemnification, which notice shall include a reasonable identification of the alleged facts giving rise to such Liability, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, jointly with any other Indemnitor similarly noticed, to assume the defense thereof with counsel selected by the Indemnitor. However, notwithstanding the foregoing, the Indemnitee shall have the right to retain its own counsel, with the reasonable fees and expenses thereof to be paid by the Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other Party represented by such counsel in such proceedings. Any settlement of a Liability for which any Indemnitee seeks to be indemnified, defended or held harmless under this Article 14 that could adversely affect the Indemnitee shall be subject to prior consent of such Indemnitee, provided that such consent shall not be unreasonably withheld or delayed.

ARTICLE 15 - FORCE MAJEURE

No Party (or any of its Affiliates) shall be held liable or responsible to the other Party (or any of its Affiliates), or be deemed to have defaulted under or breached the Agreement, for failure or delay by such Party in fulfilling or performing any term of the Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party (or any of its Affiliates), including fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, acts of God or acts, terrorist acts or threats of terrorist acts, earthquakes, or omissions or delays in acting by any governmental authority (collectively, “Events of Force Majeure”); provided, however, that the affected Party shall exert all reasonable efforts to eliminate, cure or overcome any such Event of Force Majeure and to resume performance of its covenants promptly. Notwithstanding the foregoing, to the extent that an Event of Force Majeure continues for a period in excess of [***], the affected Party shall promptly notify in writing the other Party of such Event of Force Majeure and within [***] of the other Party’s receipt of such notice, the Parties shall negotiate in good faith either (a) a resolution of the Event of Force Majeure, if possible, (b) an extension by mutual agreement of the time period to resolve, eliminate, cure or overcome such Event of Force Majeure, (c) an amendment of this Agreement to the extent reasonably possible, or (d) an early termination of this Agreement. The Parties agree that a failure to commit sufficient resources, financial or otherwise, to the activities of such Party hereunder shall not be deemed an Event of Force Majeure, unless such failure shall result from causes beyond the reasonable control of the non-performing Party.

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ARTICLE 16 - ASSIGNMENT

Except as expressly provided herein, neither Party may, without the prior written consent of the other Party, assign or otherwise transfer any of its rights and interests or delegate any of its obligations hereunder; provided, however, that (a) the assignment of this Agreement by operation of law pursuant to a merger or consolidation of either Party with or into any Third Party shall, regardless of the identity of the surviving entity to such merger or consolidation, not be deemed an assignment in violation of this Section 16, (b) either Party, without such consent, may assign its rights and delegate its duties hereunder to an Affiliate thereof without obtaining such consent, provided that the assigning Party agrees to remain primarily (and not secondarily or derivatively) liable for the full and timely performance by such Affiliate of all its obligations hereunder, and (c) either Party, without such consent, may assign its rights and delegate its duties hereunder to a successor entity or acquirer, provided that the assigning Party agrees to remain primarily (and not secondarily or derivatively) liable for the full and timely performance by such assignee of all its obligations hereunder. Notwithstanding the foregoing, [***]. Any attempted assignment of this Agreement not in accordance with this Article 16 shall be void and of no effect. A “Change of Control” means any of the following transaction or series of transactions: (a) any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction in which (i) a “person” or “group” (as defined in the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder) of persons directly or indirectly acquires beneficial or record ownership or voting power of securities representing more than [***] of the outstanding voting securities of the Licensor or the receives the ability otherwise to elect a majority of the board of directors or other managing authority of Licensor, which in any event shall be presumptively deemed to confer control over Licensor or (ii) Licensor issues securities representing more than [***] of the outstanding voting securities of Licensor or the ability otherwise to elect a majority of the board of directors or other managing authority of Licensor, which in any event shall be presumptively deemed to confer control over Licensor; or (b) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets of the Licensor that constitute or account for [***] or more of the consolidated net revenues, net income or assets of the Licensor (including, without limitation, an exclusive license of all or substantially all of the Licensor’s intellectual property rights).

ARTICLE 17 - SEVERABILITY

Each Party hereby agrees that it does not intend to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions, that in their economic effect, are sufficiently similar to the invalid provisions that it can be reasonably assumed that the Parties would have entered into this Agreement based on such valid provisions. In case such alternative provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid provisions.

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ARTICLE 18 – INSURANCE

18.1 During the Term and for [***] thereafter, Licensee shall maintain, at its sole expense, clinical trial and product liability insurance relating to the Licensed Product that is comparable in type and amount to the insurance customarily maintained by pharmaceutical companies with respect to similar prescription pharmaceutical products that are marketed, distributed and sold in the Territory.

18.2 During the Term and for [***] thereafter, Licensor shall maintain, at its sole expense, such types and amounts of insurance coverage as is appropriate and customary in the pharmaceutical industry in light of the nature of the activities to be performed by Licensor hereunder, and which names Licensee as an insured party.

18.3 Licensee shall maintain (and shall require its Affiliates and Sublicensees to agree in writing to maintain) insurance or self-insurance that complies with the applicable requirements of Sections 4.2(b) and 11.5 of the BMS Agreement; provided, however, that under the terms of the BMS Consent the following requirements of Section 11.5 of the BMS Agreement shall not apply to Licensee: (a) the aggregate deductible requirements of such policies, and (b) the duration of the applicable coverage.

ARTICLE 19- MISCELLANEOUS

19.1 Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the Parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery, first class air mail or courier), first class air mail or courier, postage prepaid (where applicable), addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the address or in accordance with this Section 19.1 and (except as otherwise provided in this Agreement) shall be effective upon receipt by the addressee.

If to Licensor:

Seattle Genetics, Inc.

21823 30th Drive S.E.

Bothell, WA 98021

Attention: General Counsel

Telephone: (425) 527-4000

Facsimile: (425) 527-4109

If to Licensee:

Bayer Pharmaceuticals Corporation

400 Morgan Lane

West Haven, CT 06516

Attention: Senior Vice President, Global Licensing

Telephone: (203) 812-2000

Facsimile: (203) 812-6311

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With a copy to:

Bayer Pharmaceuticals Corporation

400 Morgan Lane

West Haven, CT 06516

Attention: Vice President and General Counsel

Telephone: (203) 812-6081

Facsimile: (203) 812-2795

19.2 Applicable Law. The Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof that may dictate application of the laws of any other state.

19.3 Dispute Resolution. The Parties agree that if any dispute or disagreement arises between Licensee on the one hand and Licensor on the other in respect of this Agreement (including without limitation a dispute under Articles 6 or 7 hereof, but excluding any dispute arising under Section 13.3 hereof), they shall follow the following procedure in an attempt to resolve the dispute or disagreement.

19.3.1 The Party claiming that such a dispute exists shall give notice in writing (“Notice of Dispute”) to the other Party of the nature of the dispute;

19.3.2 Within [***] of receipt of a Notice of Dispute, a nominee or nominees of Licensee and a nominee or nominees of Licensor shall meet in person and exchange written summaries reflecting, in reasonable detail, the nature and extent of the dispute, and at this meeting they shall use their reasonable endeavors to resolve the dispute;

19.3.3 If, within a further period of [***], the dispute has not been resolved, the President of Licensor and the President of Licensee shall meet at a mutually agreed upon time and location for the purpose of resolving such dispute;

19.3.4 If, within a further period of [***], the dispute has not been resolved or if, for any reason, the required meeting has not been held, then upon either Party’s request the same shall be referred to compulsory arbitration in accordance with the Arbitration Rules of the United Nations Commission on International Trade Law (“UNCITRAL”) as in effect on the Effective Date, except as provided in Sections 19.3.8 or 19.3.11. The Parties consent to a single, consolidated arbitration for all disputes for which arbitration is permitted. It is the intent of the Parties that the provisions of this Section shall govern the arbitration of any dispute, notwithstanding anything to the contrary set out in the applicable rules. The arbitral body shall be composed of [***] neutral arbitrators selected by agreement of the Parties or, in the absence of such agreement within [***] after either Party first proposes an arbitrator, by the International Chamber of Commerce (the “ICC”). The arbitration proceedings shall be conducted in the English language, and all documents not in English submitted by any Party must be accompanied by an English translation. The arbitration shall be conducted in [***]. All discovery shall be completed within [***] after selection of the arbitrators. Each Party shall be permitted single depositions of no more than [***] who have information directly relevant to the dispute and [***] requesting directly relevant documents. Any hearing that may be held shall be held in the presence of both Parties and shall take place within [***] following completion of the discovery

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period, and each of the Parties shall present its case, witnesses and evidence, if any, within not more than [***] for each Party’s case. A written transcript of the proceedings shall be made, at the joint expense of the Parties, and furnished to the Parties. The arbitrators shall set limits on the length of the Parties’ written submissions based on the nature of the dispute, which shall be delivered to the other Party simultaneously with their submission to the arbitrators. The arbitrators shall determine the dispute, within [***] after completion of the hearing, in accordance with the internal laws of the State of New York and applicable U.S. federal law, without giving effect to any conflict of law rules or other rules that might render such law inapplicable or unavailable. All arbitration proceedings hereunder shall be governed by U.S. Rules of Evidence. The arbitrators shall render a written statement to the Parties setting forth the basis of his/her determination.

19.3.5 The Parties irrevocably consent and agree to be bound by any award or order resulting from any arbitration conducted hereunder and further agree that: this Agreement and the resulting obligations and relationships are commercial, and that the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards applies to this Agreement and to any award or order resulting from any arbitration conducted hereunder. Any monetary award shall be payable in such currency and through such bank as the recipient of such award shall direct, free of any withholding tax or other deduction, together with interest thereon at the [***], from the date the award is granted to the date it is paid in full. The Parties hereby agree that both factual findings and legal rulings in any award by the arbitrators shall be res judicata as to all Parties hereto. In the context of an attempt by either Party to enforce an arbitral award or order, any defenses relating to the Parties’ capacity or the validity of this Agreement under any law are hereby waived. The Parties hereby acknowledge that set aside proceedings may be available, but hereby expressly renounce any right to set aside any award issued by the arbitrators, except for the grounds set forth in the U.S. Federal Arbitration Act. Judgment on any award or order resulting from an arbitration conducted under this Section may be entered and enforced in any court, in any country, having jurisdiction thereof or having jurisdiction over any of the Parties or any of their assets.

19.3.6 In addition to the authority otherwise conferred on the arbitral body, it shall have the authority to make such orders for interim relief, including injunctive relief, as it may deem just and equitable. Upon appointment of the arbitrators following any grant of interim relief by a court, the arbitrators may affirm or disaffirm such relief, and the Parties will seek modification or rescission of the court action as necessary to accord with the arbitrators’ decision.

19.3.7 Any fees and expenses (except for attorney’s fees and expenses) payable with respect to an arbitration under this Section shall be borne by the Party losing the case. All arbitration rulings and awards shall be final and binding on the Parties.

19.3.8 Notwithstanding anything herein to the contrary, nothing in this Agreement, including, without limitation this Section, shall preclude either Party from seeking interim or provisional relief, including a temporary restraining order, preliminary injunction or other interim equitable relief concerning a dispute with the other Party, either prior to or during the dispute resolution procedures set forth herein, if necessary to protect the interests of such Party.

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19.3.9 In the event of a dispute regarding any payments owing under this Agreement, all undisputed amounts shall be paid promptly when due and the balance, if any, promptly after resolution of the dispute.

19.3.10 Notwithstanding the foregoing, any disputes relating to inventorship or the validity, enforceability or scope of any patent or trademark rights shall be submitted for resolution by a court of competent jurisdiction.

19.3.11 No Party will commence or voluntarily participate in any court action or proceeding relating to any dispute concerning or arising under this Agreement, except (i) for enforcement of arbitral awards or orders as contemplated herein, (ii) to restrict or vacate an arbitral decision based on the grounds set forth in the U.S. Federal Arbitration Act, (iii) in the case of any dispute arising under Section 13.3 hereof, or (iv) for interim relief. For purposes of the foregoing or enforcement of any undisputed obligation, the Parties hereto submit to the non-exclusive jurisdiction of the appropriate state or federal court sitting in the Southern District of the State of New York.

19.4 Entire Agreement. This Agreement, together with all Schedules hereto, contains the entire understanding of the Parties with respect to the specific subject matter hereof. All express or implied agreements and understandings, either oral or written heretofore made, including but not limited to the Research Collaboration Agreement, are expressly superceded by this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both Parties hereto.

19.5 Independent Contractors. Licensor and Licensee each acknowledge that they shall be independent contractors and that the relationship(s) among the Parties shall not constitute a partnership, joint venture, agency or any type of fiduciary relationship. Neither Licensor nor Licensee shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party(ies), without the prior consent of the other Party(ies) to do so.

19.6 Affiliates. Each Party shall cause its respective Affiliates to comply fully with the provisions of this Agreement to the extent such provisions specifically relate to, or are intended to specifically relate to, such Affiliates, as though such Affiliates were expressly named as joint obligors hereunder.

19.7 Waiver. The waiver by either Party hereto of any right hereunder or the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

19.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

SEATTLE GENETICS, INC.

By:	/s/ Clay B. Siegall
Name:	Clay B. Siegall, Ph.D.
Title:	President & CEO

BAYER PHARMACEUTICALS CORPORATION

By:	/s/ Joseph J. Catino
Name:	Joseph J. Catino
Title:	Sr. V.P. Research

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SCHEDULE A

RESEARCH PLAN

RESEARCH SUPPORT

Licensor will conjugate research quantities [***] of the lead [***] with several combinations of [***]. Licensor will conjugate up to [***].

DEVELOPMENT SUPPORT BY LICENSOR

Assistance will be provided by Licensor in the form of technical summaries and quarterly teleconferences. Requested data, reports, methods and materials will be provided on an as available basis and as information is updated. On-site meetings and technical transfer can be provided by Licensor as needed to advance development efforts.

PRECLINICAL DEVELOPMENT ACTIVITIES OF LICENSOR

[***]

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SCHEDULE B

LICENSOR PATENTS

Existing Licensor Technology

[***]

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SCHEDULE C

LICENSOR IN-LICENSES

The following Licensor In-Licenses are attached:

[***]

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SCHEDULE D

[***]

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2.